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                                  EXHIBIT 99.1

      Executive and Key Employee Nonstatutory Incentive Stock Option Plan
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                        WESTERN TEMPORARY SERVICES, INC.


                    EXECUTIVE AND KEY EMPLOYEE NONSTATUTORY
                          INCENTIVE STOCK OPTION PLAN
                         A NONQUALIFIED SECTION 83 PLAN


1.   Purpose.  The purpose of this Plan is to promote the interests of the
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Corporation and its shareholders by providing a method whereby executives and other key employees of the Corporation and its subsidiaries may be encouraged to invest in the Corporation's Common Stock on reasonable terms, and thereby increase their proprietary interest in Corporation's business, encourage them to remain in the employ of the Corporation and increase their personal interest in its continued success and progress.

2.   Administration.
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     a.   This Plan shall be administered by the Board of Directors who may from time to time issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board. Subject to the Corporation's By-Laws, all decisions made by the Directors in selecting optionees, establishing the number of shares and terms applicable to each option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons including the Corporation, shareholders, employee and optionees.

     b. Each option shall be evidenced by an option agreement which shall contain such terms and conditions as may be approved by the Board of Directors and shall be signed by an officer of the Corporation and the employee.

     c. If the laws relating to stock options are changed during the term of this Plan, the Board of Directors shall have the power to alter the Plan to conform to such changes in the law. The Board shall have such authority without the necessity of obtaining further stockholder approval unless the changes require such approval.

3.   Eligibility.  Options shall be granted only to executives and key employees
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who, in the judgment of the Board of Directors, are responsible for the management of the enterprise and who, at the time of the grant, are employees of the Corporation or any subsidiary. The term "employees" means officers and other employees of the Corporation, or any subsidiary, including officers who are also directors of the Corporation or any subsidiary, but not including directors who are not also officers.
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4.   Shares Subject to the Plan.  The Board of Directors may from time to time
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provide for the option and sale in the aggregate of up to five hundred thousand
(500,000) shares of the Corporation's Common Stock (subject to adjustments required by Section 10 of this Plan). If an option ceases to be exercisable, in whole or in part, the shares representing such option shall continue to be available under the Plan. Shares may be authorized unissued or reacquired Common Stock. Counsel for the Corporation has advised the Board of Directors that the existing shareholders of the Corporation do not have any pre-emptive rights to unissued common stock. Therefore, the current shareholders of record need not waive any rights relative thereto. The corporation shall not be required, upon the exercise of any option, to issue or deliver any shares of stock prior to the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or desirable.

5.   Price.  The purchase price of the stock under each option shall be
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determined by the Board of Directors, but shall not be less than 100% of the fair market value of the stock at the time of granting the option as determined by the Board of Directors. The purchase price of each share on the exercise of any option shall be paid in full in cash at the time of exercise, and a certificate representing shares so purchased shall be delivered to the person entitled thereto.

6.   Duration of the Option.  The option period shall not be less than two (2)
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years nor more than ten (10) years from the date the option is granted.

7.   Exercise of the Option.  Each optionee must remain in the employ of the
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Corporation or of any one or more of its subsidiaries for the minimum number of years as established by the Board of Directors from the date the option is granted before he can exercise any part thereof. However, an optionee's right to exercise shall not be lost because he is subsequently transferred to the employ of a subsidiary or affiliate of the Corporation, acquired by it after the grant of his option. Thereafter, subject to the provisions of Sections 11 and 12 herein, options will be exercisable by the optionee giving written notice to the Corporation thirty (30) days in advance that he intends to exercise the option accompanied by his payment in full.

     The exercise of any option will be contingent upon receipt from the optionee, or other purchaser under Section 11 herein, of written representation that at the time of such exercise it is his then present intention to acquire the shares for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of the optionee under Section 11 herein, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution.

8.   Nontransferability of Option.  Each option granted under this Plan shall by
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its terms be nontransferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by him.
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9.   Other Terms and Conditions.  The Board of Directors shall have the power,
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subject to the limitations contained herein, to fix any terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, nor in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Corporation, nor limit in any way the right of the Corporation to terminate his employment at any time.

10.  Adjustment in the Case of Reorganization, Stock Splits, Stock Dividends,
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Etc.
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     a.   In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property, or any other change in the corporate structure or shares of the Corporation, pursuant to any of which events the then outstanding shares of the Corporation's Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock of the Corporation or another corporation, the aggregate number and kind of shares available under the Plan shall be adjusted so that the number and kind of shares available shall be the number and kind of shares as would have been received by the holders of the total number of shares of Common Stock subject to the Plan had such shares been issued and outstanding immediately prior to such reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, sales, transfer or other change. The options granted under the Plan shall contain such provisions as are consistent with the foregoing with respect to adjustments to be made in the number and kind of shares covered by such options and in the option price per share in the event of any such change. The Corporation shall give notice of any adjustment to each holder of an option under this Plan.

     b. In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of substantially all of the assets of the Corporation, each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each optionee, and each optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his option as to all of the shares covered thereby, including shares as to which such option would not otherwise be exercisable.

11.  Termination of Employment.  If an optionee shall cease to be employed by
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the Corporation for any reason (except as provided in Paragraph 12 below) after he shall have continuously been so employed for a minimum number of years for vesting purposes to be determined by the Board of Directors from the date of granting of his option, he may, but in no event later than the expiration date specified in the option, exercise his vested option only to the extent he was entitled to exercise it at the date of such termination.
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12.  Retirement, Permanent Disability or Death.  If an optionee shall cease to
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be employed for reason of retirement after obtaining a minimum age of 65 years or an earlier age as otherwise determined by the Board of Directors, permanent disability or death after he shall have continuously been so employed for a minimum number of years or pro rata reduce the option as to the number of shares, each as determined by the Board of Directors, from the date of granting of his option, he may, but in no event later than the expiration date specified in the option, exercise his option to the extent he was entitled to exercise it at the date of such termination. In the event of death, the person or persons to whom his rights under the option shall pass by his will or by the applicable laws of descent and distribution to the extent that the optionee was entitled to exercise such option on the date of his death; provided, however, that no such option may be exercised after the expiration date specified therein.

13.  Substitution for or Assumption of Options Granted by Others.  The
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Corporation may issue or assume any stock option in any transaction or transactions upon such terms and conditions and, in the case of any option so assumed, with such modifications or adjustments therein, as shall be determined by the Board of Directors. Any such option so issued or assumed shall be deemed to be an option granted under this Plan, notwithstanding that any provision of this Plan would not, except for this Section 13, permit the grant of an option having the terms and conditions, including the option price, of such option as so issued or assumed.

14.  Termination of the Plan.  The Plan shall terminate ten years after its
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approval by the holders of the Common Stock or adoption by the Board of
Directors, whichever is earlier. Options may be granted under this Plan at any time and from time to time prior to its termination. Any option outstanding under the Plan at the time of its termination shall remain in effect until the option shall have been exercised or shall have expired.

15.  Effective Date of the Plan.  This Plan shall become effective September 11,
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1989, subject to the ratification and approval by the favorable vote of the holders of a majority of the Common Stock of the Corporation present, in person or by proxy, and entitled to vote at a meeting of such stockholders.